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                                                                    EXHIBIT 99.2


                                    STATEMENT


Pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. ss.1350, the undersigned officer of Manpower Inc. (the "Company"), hereby certifies that:

(1) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 fully complies with the requirements of
                   Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.





                                          MANPOWER INC.
Dated: August 13, 2002
                                          /s/ Michael J. Van Handel

                                            Michael J. Van Handel
                                            Executive Vice President,
                                            Chief Financial Officer